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                                                                     Exhibit 5.1


Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, NY 10022

                                                  July 26, 1994

Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado  80234-3439

                Re:  Western Gas Resources, Inc.
                     Registration Statement on Form S-3

Dear Gentlemen:

          We have acted as special counsel to Western Gas Resources, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $138,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) senior or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under an Indenture (the "Indenture") proposed to be entered into between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee"); (ii) shares of preferred stock, par value $.10 per share (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); and (iii) such indeterminate number of shares of Common Stock of the Company as may be issuable upon conversion of some or all of the Debt Securities and the Preferred Stock, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments (the "Indeterminate Common Stock"). The Debt Securities, the Preferred Stock, the Depositary Shares and the Indeterminate Common Stock are collectively referred to herein as the "Offered Securities."

          This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (7) of Regulation S-K under the Securities Act.

          We have examined (i) the form of Registration Statement relating to the Offered Securities; (ii) the form of the Indenture; (iii) the form of underwriting agreement that may be entered into between the Company
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and one or more underwriters to be named therein in connection with any offering of the Debt Securities (the "Debt Underwriting Agreement"); (iv) the form of underwriting agreement that may be entered into between the Company and one or more underwriters to be named therein in connection with any offering of Preferred Stock or Depositary Shares (the "Preferred Stock Underwriting Agreement"); (v) the form of Certificate of Designation (the "Certificate of Designation") that may be filed with the Secretary of State of the State of Delaware with respect to a series of Preferred Stock; (vi) the form of deposit agreement (the "Deposit Agreement") that may be entered into among the Company, a depositary to be appointed by the Company (the "Depositary") and the holders from time to time of Receipts issued thereunder in connection with any offering of Depositary Shares, including the form of Receipt evidencing the Depositary Shares included as Annex A to the Deposit Agreement; (vii) the Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of Delaware; (viii) the By-laws of the Company as currently in effect; and (ix) resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the issuance of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the Indenture and the Deposit Agreement will be duly authorized, executed and delivered by the Trustee and the Depositary, respectively, and that any Debt Securities or Receipts that may be issued will be manually signed by duly authorized officers of the Trustee and the Depositary, respectively. We have also assumed that the liquidation preference of a share of the Preferred Stock will exceed the par value thereof.

          Members of our firm are admitted to the Bar in the States of New York and Delaware and we do not express
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any opinion as to the laws of any other jurisdiction other than the laws of the
United States of America to the extent referred to specifically herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          2. The Indenture has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) the waiver contained in Section 512 of the Indenture may be unenforceable, (e) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composition currency.

          3. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective;
(ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the
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Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Indenture has been duly executed and delivered by the Company to the Trustee; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, (1) the Offered Debt Securities, when issued and sold in accordance with the Indenture and the related Debt Underwriting Agreement, if any, or any other duly authorized, executed and delivered applicable purchase agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) the waiver contained in Section 512 of the Indenture may be unenforceable, (e) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composition currency; and (2) if Common Stock is issuable upon conversion of any convertible Offered Debt Securities, the Indeterminate Common Stock issuable upon conversion of such Offered Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and conversion of the Offered Debt Securities in accordance with the terms of the Indenture.

          We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular
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          Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

          4. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the related Preferred Stock Underwriting Agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Common Stock, the Indeterminate Common Stock issuable upon conversion of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered
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Preferred Stock and the conversion of the Offered Preferred Stock in accordance with the terms of the Certificate of Designation.

          5. With respect to Depositary Shares representing fractional interests in any Offered Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the Preferred Stock Underwriting Agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters, including the adoption of the Certificate of Designation for the related Offered Preferred Stock; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the Deposit Agreement has been duly executed and delivered; (vii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (viii) the related Offered Preferred Stock which is represented by Depositary Shares has been duly authorized, validly issued and delivered to the Depositary for deposit in accordance with the laws of the States of Delaware and New York; and (ix) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          6. There is no provision in the Certificate of Incorporation or in the Certificate of Designation which purports to restrict the surplus of the Company by reason of the excess of the liquidation preference of the shares of Preferred Stock over their par value. The applicable provisions of the Delaware General Corporation Law, 8 Del. C. SECTIONS 154 and 170(a), which define capital and surplus of a Delaware corporation available for the payment of dividends, do not purport to restrict such surplus by reason of any such excess. Moreover, we are
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not aware of any applicable provisions of the Constitution of the State of
Delaware nor any controlling Delaware case law which would suggest that surplus would be restricted by the excess of the liquidation preference over the par value of the shares of Preferred Stock.

          Accordingly, while there are no authorities specifically addressing this issue, it is our opinion that (i) there should be no restriction upon the surplus of the Company available for the payment of dividends on any outstanding capital stock of the Company solely by reason of the fact that the liquidation preference of any shares of any series of Preferred Stock exceeds the par value of such shares and (ii) no remedy should be available to the holders of shares of any series of Preferred Stock before or after payment of any dividend solely because such dividend would reduce the surplus of the Company to an amount less than the amount of such excess, assuming that the payment of such dividend is in accordance with the provisions of the Delaware General Corporation Law, and of the Certificate of Incorporation including the applicable Certificate of Designation.

          We hereby consent to the filing of this opinion with the Commission as Exhibits 5.1 and 7.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                             Very truly yours,
                                             Skadden, Arps, Slate,
                                             Meagher & Flom